UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF WISCONSIN

UNITED STATES OF AMERICA
and the STATE OF WISCONSIN

Plaintiffs,	CIVIL ACTION NO. 03-C-0949

v.

P. H. GLATFELTER COMPANY	The Honorable Lynn Adelman
and
WTM I COMPANY
(f/k/a Wisconsin Tissue Mills Inc.),

Defendants.

SECOND AGREED SUPPLEMENT TO CONSENT DECREE
     The Plaintiffs and Defendants in this action — together with one additional potentially responsible party, Menasha Corporation — (collectively the “Parties”) have entered into this Second Agreed Supplement to Consent Decree (the “Second Agreed Supplement”) in order to memorialize an agreement reached in accordance with Subparagraph 98.d of the existing Consent Decree. As explained below, this Second Agreed Supplement sets forth an agreement to commit additional funds for performance of the obligations under the Consent Decree, as envisioned by Decree Subparagraph 98.d. A corrected version of an earlier Agreed Supplement was filed with the Court on September 13, 2007. This Second Agreed Supplement augments, and does not supersede, the earlier Agreed Supplement. The United States is filing this Second Agreed Supplement with the Court to make it part of the public record concerning the Consent Decree, but the Court need not take any action on this filing.

     1. The Plaintiffs filed this action on October 1, 2003, alleging that the Defendants are among the parties liable for environmental contamination at the Lower Fox River and Green Bay Site (the “Site”) pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.§§ 9601-9675 (“CERCLA”). At the same time, the United States lodged with the Court a proposed Consent Decree between the Plaintiffs and Defendants. After a public comment period, the Court approved and entered the Consent Decree in a Decision and Order dated April 12, 2004.
     2. The Consent Decree requires the Defendants to perform sediment remediation work at the portion of the Site that has been designated as Operable Unit 1 (“OU1”). The Defendants began removing contaminated sediment from OU 1 in 2004, and the active remediation phase of that response work has not yet been completed. The work is being overseen by the U.S. Environmental Protection Agency (“EPA”) and the Wisconsin Department of Natural Resources (“WDNR”).
     3. The Defendants are paying for the response work that they are performing in OU1 using funds deposited in a dedicated escrow account established under the Consent Decree (the “Escrow Account”). If EPA, in consultation with WDNR, determines at any time that the funds remaining in that Escrow Account are not sufficient to finance the completion of the response work, EPA has certain rights that can lead to termination of the Consent Decree. As an alternative to that course of action, Consent Decree Subparagraph 98.d affords an opportunity to “deposit additional funds in the Escrow Account, in order to avoid an Insufficiency Determination.” The Plaintiffs have informally notified the Defendants that they believe the fund balance remaining in the Escrow Account was likely to be insufficient to fund the completion of the response work.

     4. EPA and WDNR have notified Menasha Corporation (“Menasha”) that EPA and WDNR believe that Menasha has potential CERCLA liability for the Site, including by issuing Menasha formal notices of potential liability in 2003 and 2007. Menasha formerly owned and operated a paper production facility in Menasha, Wisconsin, and wastewater from that facility was discharged to OU 1.
     5. EPA and WDNR are considering proposing a Record of Decision Amendment for OU 1 that would be similar to the Record of Decision Amendment for OUs 2-5 of the Site that EPA and WDNR finalized in June 2007. The Parties also have begun discussing: (i) the potential need to amend the existing Consent Decree in this case, if the OU 1 Record of Decision is amended; and (ii) the need for interim arrangements, at a minimum, for continuation of the work in OU 1 under the existing Record of Decision and Consent Decree, pending consideration of a possible Record of Decision Amendment for OU 1. This Second Agreed Supplement memorializes certain of those interim arrangements.
     6. The Parties have agreed to address a potential near-term shortfall in the Escrow Account as set forth herein. In accordance with Consent Decree Subparagraph 98.d, the Parties hereby agree that additional funds shall be deposited and managed in the Escrow Account established under the Consent Decree, as follows:
     a. Menasha shall deposit an additional $7 million in the Escrow Account on or before April 1, 2008. That total amount shall be deposited in the general account within the Escrow Account (the “Existing Funds”), so that it can be distinguished from the other funds in certain sub-accounts (i.e., the “Glatfelter Sub-Account” and the “WTM I Sub-Account”).

     b. The $7 million payment into the Escrow Account made pursuant to Subparagraph 6.a of this Second Agreed Supplement shall be used to pay for performance of response activities in OU 1, in accordance with the Consent Decree in this matter (and/or any Consent Decree Amendment).
     c. The Defendants shall direct the Escrow Account manager to disburse funds to pay for response work as follows: (i) first from the Existing Funds until the entire amount of the Existing Funds, including all interest and income earned on the Existing Funds, have been full expended, and then (ii) from the WTM I Sub-Account and the Glatfelter Sub-Account in equal amounts, on a 50/50 basis. In the event Existing Funds are fully expended such that the WTM I Sub-Account and Glatfelter Sub-Account must be accessed, but thereafter additional monies also characterized as Existing Funds become available (as, for example, with the Menasha payment required by Subparagraph 6.a. above), then all pending and future payments will once again be drawn from the Existing Funds first until the entire amount of the Existing Funds, including all interest and income earned on the Existing Funds, have been fully expended again, and then from the WTM I Sub-Account and the Glatfelter Sub-Account in equal amounts, on a 50/50 basis.
     d. The Parties hereby agree that the additional funds to be paid into the Escrow Account under the preceding Subparagraphs of this Second Agreed Supplement fall within the definition of the “OU1 Response Activities and Costs” specified by Consent Decree Subparagraph 83.b.
     7. The Parties acknowledge that the Plaintiffs shall recognize that Menasha is entitled to full credit, applied against its liabilities for response costs at the Site, for the $7 million payment into the Escrow Account made pursuant to Subparagraph 6.a of this Second Agreed Supplement, upon receipt of such payment by the Escrow Agent; provided, however, that the credit ultimately recognized shall take into account and shall not include the amount of any recoveries by Menasha of any portion of such payment from other liable persons, such as through a recovery under Sections 107 and 113 of CERCLA, 42 U.S.C. §§ 9607 and 9613.
     8. Menasha hereby covenants not to sue and agrees not to assert any claims or causes of action against the United States or the State with respect to the $7 million payment into the Escrow Account made pursuant to Subparagraph 6.a of this Second Agreed Supplement, including, but not limited to:
     a. any direct or indirect claim for reimbursement from the Hazardous Substance Superfund (established pursuant to the Internal Revenue Code, 26 U.S.C. § 9507) through CERCLA Sections 106(b)(2), 107, 111, 112, 113 or any other provision of law;
     b. any claims against the United States (including any department, agency or instrumentality of the United States) or State (including any department, agency or instrumentality of the States) under CERCLA Sections 107 or 113, 42 U.S.C. §§ 9607 or 9613, related to the $7 million payment into the Escrow Account made pursuant to Subparagraph 6.a of this Second Agreed Supplement;
     c. any claims against the United States (including any department, agency or instrumentality of the United States) or State (including any department, agency or instrumentality of the States) under the United States Constitution, the Wisconsin Constitution, the Tucker Act, 28 U.S.C. § 1491, the Equal Access to Justice Act, 28 U.S.C. § 2412, as amended, or at common law, related to the $7 million payment into the Escrow Account made pursuant to Subparagraph 6.a of this Second Agreed Supplement;
     d. any direct or indirect claim for disbursement from the Disbursement Special Account established pursuant to the Consent Decree; or
     e. any direct or indirect claim for disbursement from the Fox River Site Special Account.
This covenant not to sue shall not apply in the event that the United States or the State brings a judicial action against or issues an order to Menasha for response actions or response costs at the Site.
     9. Pursuant to Consent Decree Section XXX (Retention of Jurisdiction), the Court has jurisdiction to enforce compliance with the terms of this Agreed Supplement because the Court retained jurisdiction over both the subject matter of the Consent Decree and the Settling Defendants for the duration of the performance of the terms and provisions of the Consent Decree for the purpose of enabling any of the Parties to apply to the Court at any time for such further order, direction, and relief as may be necessary or appropriate for the construction or modification of the Consent Decree, or to effectuate or enforce compliance with its terms, or to resolve disputes in accordance with Consent Decree Section XX (Dispute Resolution).
     IT IS SO STIPULATED AND AGREED.

Signature Page for Second Agreed Supplement to Consent Decree in United States and the State of Wisconsin v. P.H. Glatfelter Company and WTM I Company, Case No. 03-C-0949 (E.D. Wis.)

FOR THE UNITED STATES OF AMERICA

RONALD J. TENPAS
Acting Assistant Attorney General
Environment and Natural Resources Division

11/6/07	/s/ RANDALL M. STONE
Date	RANDALL M. STONE
Senior Attorney
Environmental Enforcement Section
U.S. Department of Justice
P.O. Box 7611
Washington, DC 20044-7611

Phone:(202) 514-1308
Fax: (202) 616-6584
E-Mail: Randall.Stone@USDOJ.GOV

STEVEN M. BISKUPIC
United States Attorney

MATTHEW V. RICHMOND
Assistant United States Attorney
Eastern District of Wisconsin
U.S. Courthouse and Federal Building — Room 530
517 E. Wisconsin Avenue
Milwaukee, WI 53202

10/31/07	/s/ RICHARD MURAWSKI
Date	RICHARD MURAWSKI
Associate Regional Counsel
U.S. Environmental Protection Agency
Region 5
77 West Jackson Boulevard
Chicago, IL 60604

Signature Page for Second Agreed Supplement to Consent Decree in United States and the State of Wisconsin v. P.H. Glatfelter Company and WTM I Company, Case No. 03-C-0949 (E.D. Wis.)

FOR THE STATE OF WISCONSIN

11/6/07	/s/ BRUCE BAKER
Date	BRUCE BAKER
Deputy Administrator, Division of Water
Wisconsin Department of Natural Resources
101 South Webster Street
Madison, WI 53703

11/6/07	/s/ JERRY L. HANCOCK
Date	JERRY L. HANCOCK
Assistant Attorney General
Wisconsin Department of Justice
17 West Main Street
Madison, WI 53702

Signature Page for Second Agreed Supplement to Consent Decree in United States and the State of Wisconsin v. P.H. Glatfelter Company and WTM I Company, Case No. 03-C-0949 (E.D. Wis.)

FOR P. H. GLATFELTER COMPANY
10/28/07	Signature:	/s/ John P. Jacunski
Date	Name (print):	John P. Jacunski
	Title:	Senior Vice President and CFO
Address:

Signature Page for Second Agreed Supplement to Consent Decree in United States and the State of Wisconsin v. P.H. Glatfelter Company and WTM I Company, Case No. 03-C-0949 (E.D. Wis.)

FOR WTM I COMPANY
10/23/07	Signature:	/s/ J. P. Causey Jr.
Date	Name (print):	J. P. Causey Jr.
	Title:	Vice President
Address:

Signature Page for Second Agreed Supplement to Consent Decree in United States and the State of Wisconsin v. P.H. Glatfelter Company and WTM I Company, Case No. 03-C-0949 (E.D. Wis.)

FOR MENASHA CORPORATION
10/24/07	Signature:	/s/ James N. Sarosiek
Date	Name (print):	James N. Sarosiek
	Title:	Vice President
Address:

CERTIFICATE OF SERVICE
     Pursuant to Paragraph 124 of the Consent Decree in this action, I hereby certify that copies of the foregoing Second Agreed Supplement to Consent Decree were served on this date by first-class mail, postage prepaid, upon the following individuals:

Nancy K. Peterson
Quarles & Brady LLP
411 East Wisconsin Avenue, Suite 2040
Milwaukee, WI 53202-4497
J.P. Causey Jr.
Vice President & Corporate Secretary
WTM I Company
c/o Chesapeake Corporation
1021 E. Cary Street
Box 2350
Richmond, VA 23218-2350
Patrick H. Zaepfel
Kegel Kelin Almy & Grimm LLP
24 North Lime Street
Lancaster, PA 17602-2913
David G. Mandelbaum
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
Linda L. Rockwood
Faegre & Benson LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, CO 80203-4532
Jerry L. Hancock and Thomas J. Dawson
Assistant Attorneys General
Wisconsin Department of Justice
P.O. Box 7857
Madison, WI 53707-7857
Matthew V. Richmond
Assistant United States Attorney
Eastern District of Wisconsin
U.S. Courthouse and Federal Building
Room 530
517 E. Wisconsin Avenue
Milwaukee, WI 53202
Richard Murawski
Associate Regional Counsel (C-14J)
U.S. Environmental Protection Agency
77 W. Jackson Blvd.
Chicago, IL 60604
Douglas P. Dixon
U.S. Environmental Protection Agency
Ariel Rios Building — Mail Code 2272A
1200 Pennsylvania Avenue, N. W.
Washington, DC 20460

Dated: November 13, 2007	/s/ Randall M. Stone